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                                                                    Exhibit 4.18

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of the 5th day of December, 1997, by and between Boston Chicken, Inc., a Delaware corporation (the "Company"), and Sanwa Business Credit Corporation, a Delaware corporation ("Sanwa").


                                   ARTICLE I
                              CERTAIN DEFINITIONS

     1.1 "Business Day" means any day on which the Nasdaq National Market is open for trading.

     1.2  "Closing Date" means December, 1997.

     1.3 "Common Stock" means the common stock, $.01 par value per share, of the Company.

     1.4 "Eligible Securities" means all or any portion of the shares of Common Stock issuable upon the exercise of that warrant certificate issued to Sanwa of even date herewith (the "Warrant"), and all other securities issued with respect thereto by reason of dividends, stock splits, combinations or similar transactions. Securities shall cease to be Eligible Securities for all purposes of this Agreement when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be sold pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act, (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act, or (iv) a written opinion of counsel of the Company addressed to the Stockholder owning such securities to the effect that such securities may be sold without registration under the Securities Act has been delivered to such Stockholder.

     1.5 "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.
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     1.6  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     1.7 "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel, accountants and other experts employed by the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

     1.8 "Resale Registration" shall have the meaning set forth in Article 2 hereof.

     1.9  "SEC" means the Securities and Exchange Commission.

     1.10 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

     1.11 "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered on behalf of the Stockholders and all fees and disbursements of counsel for the Stockholders.

     1.12 "Selling Stockholder" means any Stockholder selling Eligible Securities registered pursuant to Article 2 hereof.

     1.13 "Stockholder" means Sanwa and any person holding Eligible Securities to whom the rights under this Agreement have been transferred in accordance with
Section 5.9 hereof.

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                                   ARTICLE 2
                              RESALE REGISTRATION

     2.1 Resale Registration. The Company hereby agrees to file under the Securities Act, within the 18-month period immediately following the Closing Date (such period, subject to extension as provided below, the "Resale Registration Period"), a registration statement on Form S-1 or any similar long-form registration statement or Form S-3 or any similar short-form registration statement, at its election, to register all Eligible Securities, whether in connection with a primary registration of its Common Stock or otherwise ("Resale Registration"). The Company shall have the right to select the timing of the
Resale Registration within the Resale Registration Period.   The Company shall
have the right to include in any such Resale Registration any other securities of the Company, including, but not limited to, any securities of the Company (the "Earlier Securities") desired to be registered by persons or entities also having registration rights from the Company. The Resale Registration Period shall be extended for a period of 6 additional months if the Company shall have been advised in writing by a nationally recognized independent investment banking firm that, in such firm's opinion, the filing of a registration statement for the Resale Registration immediately prior to the end of the original Resale Registration Period might materially and adversely affect the Company (including the price of the Company's Common Stock).

     2.2 Restrictions on Resale Registration. The Company may postpone for up to three months the filing or effectiveness of a registration statement for a Resale Registration if the Company believes that such Resale Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, however, that immediately following such postponement, the Company shall file or request effectiveness of the Resale Registration notwithstanding the expiration of the Resale Registration Period.

     2.3 Registration Expenses. The Company (as between the Company and the Selling Stockholders) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2. The Selling Stockholders (as between the Selling Stockholders and the Company) shall be responsible for all Selling Expenses relating to Eligible Securities registered on behalf of the Selling Stockholders.

     2.4  [Intentionally Omitted.]

     2.5 Black-Out Period. The Company may, by notice given to all Selling Stockholders under the Resale Registration, require such Selling Stockholders not to make any sale of Eligible Securities pursuant to the registration statement for the Resale Registration if (i) in the opinion of the Company, (x) securities laws applicable to such sale would require the Company to disclose material non-public information ("Non-Public Information") and (y) the disclosure of such Non-Public Information would adversely affect the Company or
(ii) such sale would occur during the measurement period (a "Measurement Period") for determining the amount of Common Stock, or the amount of any other consideration the amount of which will be based on the price of the

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Common Stock, in connection with the acquisition of a business or assets by the
Company. In the event the sales under the Resale Registration are deferred because of the existence of Non-Public Information, the Company will notify the Selling Stockholders promptly upon such Non-Public Information being included by the Company in a filing with the SEC, being otherwise disclosed to the public (other than through the actions of a Selling Stockholder) or ceasing to be material to the Company, and upon such notice being given by the Company, the Selling Stockholders shall again be entitled to sell Eligible Securities pursuant to the Resale Registration. In the event such sales are deferred because it is proposed to be made during a Measurement Period, the Company shall specify, in notifying the Selling Stockholders of the deferral of its sale, when the Measurement Period will end, at which time the Selling Stockholders shall again be entitled to sell Eligible Securities pursuant to the Resale Registration. If the Measurement Period is thereafter changed, the Company will promptly notify the Selling Stockholders of such change and upon the end of the Measurement Period as so changed, the Selling Stockholders will again be entitled to sell Eligible Securities pursuant to the Resale Registration. If the acquisition agreement to which such Measurement Period relates is terminated prior to the end of the Measurement Period, the deferral period hereunder shall end immediately and the Company will notify the Selling Stockholders of the end of the deferral period.

                                   ARTICLE 3
                            REGISTRATION PROCEDURES

     3.1  Registration and Qualification.

          (a) The Company shall prepare and file with the SEC such amendments and supplements to any registration statement registering Eligible Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities, until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Stockholders as set forth in the registration statement or the expiration of three years after the date such registration statement has become effective; provided, however, that in the event that the Company shall notify the Selling Stockholders of the happening of any event which would cause the prospectus included as part of such registration statement, as then in effect, to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholders shall thereafter sell no shares under such registration statement until the Company has filed an amendment or supplement to the prospectus to cause the prospectus not to include an untrue statement of a material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 2.5 hereof, the Company shall be obligated to promptly amend or supplement the prospectus so that the prospectus does not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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          (b) The Company will use its reasonable best efforts to register or qualify such Eligible Securities under the blue sky laws of such jurisdictions as any Selling Stockholder reasonably requests and to do any and all other acts which may be reasonably necessary to enable such Selling Stockholder to consummate the disposition in such jurisdictions of the Eligible Securities owned by such Selling Stockholder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

          (c) The Company may require the Selling Stockholders to furnish to the Company such information regarding the Selling Stockholders and the distribution of the Eligible Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration;

          (d) The Company shall provide to each Selling Stockholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Eligible Securities registered pursuant to such registration statement; and

          (e) The Company will provide a transfer agent and registrar for all Eligible Securities not later than the effective date of the registration statement, and use its reasonable best efforts to cause the Eligible Securities to be listed on each securities exchange or national market system on which the Common Stock is then listed.

     3.2 Underwriting. In the event that any registration pursuant to Article 2 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities to be included in such underwriting on the same terms and conditions as shall be applicable to the Common Stock being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Stockholders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 4. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Stockholders.

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                                   ARTICLE 4
                                INDEMNIFICATION

     4.1  Indemnification.

          (a) In the event of any registration of any Eligible Securities hereunder, the Company hereby agrees to indemnify and hold harmless each Stockholder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholders expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Selling Stockholder or any such Person and shall survive the transfer of such securities by the Selling Stockholders.

          (b) The Selling Stockholders agree severally and not jointly to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 4) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Stockholders to the Company expressly for use in the registration statement; provided that the obligation to indemnify will be limited to the net amount of proceeds received by such holder from the sale of Eligible Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Stockholders and the expiration of this Agreement.

          (c) Indemnification similar to that specified in the preceding subdivisions of this Article 4 (with appropriate modifications) shall be given by the Company and the Selling

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Stockholders with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                                   ARTICLE 5
                                 MISCELLANEOUS

     5.1 Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     5.2 Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

     5.3 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

     5.4 Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by the Stockholders owning at least 50% of the Eligible Securities.

     5.5  [Intentionally Omitted.]

     5.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     5.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

     5.8 Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service, facsimile transmission or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or facsimile transmission or after five (5) Business Days if sent by mail. Notice to Stockholders shall be made to the address listed on the stock transfer records of the Company. Notice to the Company shall be made to the Company's principal executive offices at 14123 Denver West Parkway, Golden, Colorado 80401, Attn: General Counsel, or such other address for which the Company has given written notice to the Stockholder.

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     5.9  Transfer of Registration Rights.  The obligation of the Company to register Eligible Securities granted to Sanwa hereunder may be assigned to one or more transferees or assignees of Sanwa in connection with any transfer or assignment in a private transaction of Eligible Securities; provided, however, such assignee(s) of Sanwa may not further assign such rights without the prior written consent of the Company. Any transfer of registration rights pursuant to this Section shall be effective upon receipt by the Company of written notice from Sanwa or such other Stockholder transferring Eligible Securities (i) stating the name and address of the transferee, (ii) the number of Eligible Securities transferred and (iii) the date of transfer, which notice shall be accompanied by an agreement of the transferee stating that all of the terms and provisions of this Agreement will be binding upon and enforceable against such transferee.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                              BOSTON CHICKEN, INC.



                              By: /s/ Joel M. Alam
                                 ---------------------------------
                              Title:  Senior Vice President
                                    ------------------------------



                              SANWA BUSINESS CREDIT CORPORATION


                              By:     Signature Illegible
                                 ---------------------------------
                              Title:  Vice President
                                    ------------------------------

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